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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF REGISTRANT


Subsidiary Name                                    State of Incorporation


Southern Pacific Bank                              California
Imperial Warehouse Finance, Inc.                   California
Imperial Business Credit, Inc.                     California
Imperial Credit Advisors, Inc.                     California
Imperial Credit Worldwide, Ltd.                    California
Imperial Credit Asset Management, Inc.             California
ICII Ventures, Inc.                                California
Skypark Capital Management, Inc.                   Delaware
Imperial Credit Asset Resolution, Inc.             California
Corona Film Finance Fund, LLC                      Delaware
Imperial Credit Lender Services, Inc.              California
Imperial Credit Commercial Asset
Management Corporation                             California
Imperial Credit Commerical
Mortgage Investment Corporation                    Maryland
P.V. Terraces, Inc.                                California
Auto Marketing Network, Inc.                       Delaware
Imperial Credit Investment Corp.                   California
L.V. Atrium, Inc.                                  California
Oceanside Mission Marketplace, Inc.                California